Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, relating to the consolidated financial statements of Advanced Analogic Technologies, Incorporated and subsidiaries and the effectiveness of Advanced Analogic Technologies, Incorporated and subsidiaries’ internal control over financial reporting dated February 19, 2010, appearing in the Annual Report on Form 10-K of Advanced Analogic Technologies, Incorporated for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP San Jose, California February 19, 2010